Exhibit 10.30

AGREEMENT OF GUARANTEE FOR THE PAYMENT OF SERVICES AND CONSULTANT FEES

THIS AGREEMENT is by and between Bay Hill Partners LLC, 2221 Lee Road, Suite 27 Winter Park, FL 32789, (“CONSULTANT”), and Sunovia Energy Technologies (OTCBB: SUNV), (the “COMPANY”), their/its successors and/or assigns, dated Tuesday, November 4, 2008.

1) COMPANY has requested the valuable services of CONSULTANT regarding       the following transaction: Broker Relations/Consulting

2)  COMPANY agrees to compensate CONSULTANT $25,000.00 USD dollars, for broker relations/consulting fees, every two weeks commencing November 4th, 2008.

3)  COMPANY  may cancel this Agreement at anytime.  COMPANY agrees to give CONSULTANT one day written notice of cancelation of services.

3)

COMPANY recognizes that the client(s) of CONSULTANT and Consultant’s sole property and are therefore proprietary.  This matter consists of highly confidential, proprietary information and absolutely no disclosure or circumvention will be permitted for a period of one (1) year from the date of this agreement (the “Period”).  The parties hereto shall consider as having entered into a binding contractual relationship.  COMPANY agrees that CONSULTANT will negotiate its fees from its clients prior to entering into any additional or future agreement with any client of CONSULTANT during the Period.  Violation shall include any effort or act by COMPANY to transact this or any future business during the Period with the valuable/proprietary clients of CONSULTANT without the prior consent of CONSULTANT an appropriate fee agreement being executed in favor of CONSULTANT, said violation shall not be limited to this transaction.

4)

With intent to be legally bound, the parties hereto represent and warrant that they are fully authorized and empowered to enter into this agreement on behalf of themselves individually and on behalf of all other entities that they represent.

5)

This agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous written or oral negotiations and agreements between them regarding the subject matter hereof.  This agreement may be amended only by, or in, in writing signed by all of the parties.

6)

If any provision of this Agreement is determined to be invalid or unenforceable the provision shall be deemed to be served from the remainder of the Agreement and shall not cause the invalidity of the remainder of the Agreement.

7)  The parties to this agreement shall be independent contractors and nothing herein shall be deemed or construed to create a partnership or joint venture between them. Except as expressly described herein, neither party shall have any power whatsoever to obligate or bind the other party hereto in any manner.

8)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, the United States. All disputes arising out of or relating to this Agreement or any breach thereof shall be settled exclusively by arbitration to be held in the City of Sarasota, in accordance with the Rules of American Arbitration Association. The award of Arbitration rendered shall be final and binding upon both parties, and be enforceable by any court having jurisdiction. The arbitrators shall apply the internal laws of the State of Florida, the United States, as specified above in determining the rights, obligations and liabilities of the parties and shall not have the power to alter, modify, amend, add to or subtract from any term or provision of this Agreement nor to rule upon or grant any extension, renewal or continuance of this Agreement, nor to award damages or other remedies expressly prohibited by this Agreement, nor to grant injunctive relief, including interim relief, of any nature, notwithstanding any contrary provisions of the Rules of the American Arbitration Association specified above. If, under applicable law, this arbitration provision is not enforceable as to a particular claim brought by one party against the other, then legal proceedings involving only that claim may be instituted solely in the United States district court geographically located nearest Sarasota, Florida or, if such court may not exercise jurisdiction, a court of the State of Florida. For all purposes of this Agreement, all parties hereby irrevocably consent to the jurisdiction of such court and waive any defense based on improper or inconvenient venue or lack of personal jurisdiction.

9)

This is the entire agreement, and modifications, additions or deletions must be agreed to by both parties in writing.

10)

This Agreement may be signed in counterparts and facsimile signature shall be accepted as original under this agreement.

Agreed and accepted:

Bay Hill Partners, LLC

Sunovia Energy Technologies, Inc.

By:

By:

Name:

Name:

Title:

Title: